Exhibit 4.12

This AMENDMENT NO. 1, dated as of November 20, 2006 (this “Amendment”), to the Registration Rights Agreement, dated as of December 21, 2005 (as it may be amended from time to time, the “Registration Rights Agreement”), by and among Hertz Global Holdings, Inc. (formerly named CCMG Holdings, Inc.), a Delaware corporation (“Hertz Holdings”), and the stockholders of Hertz Holdings listed on the signature pages hereto (collectively, the “RRA Parties”), is entered into by and among the RRA Parties in accordance with Section 12(c) of the Registration Rights Agreement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in, and all references to Articles and Sections herein are references to Articles and Sections of, the Registration Rights Agreement.

The parties hereby agree as follows:

1.                                       Amendment to Section 1(b).  Section 1(b) is hereby amended to increase the number of Demand Registrations (other than Short-Form Registrations permitted pursuant to Section 1(c)) that each Principal Investor is entitled to initiate by deleting the words “no more than two Demand Registrations” that appear at the beginning of the first sentence of Section 1(b) and replacing them with the words “no more than three Demand Registrations”.

2.                                       New Section 12(o).  A new Section 12(o) is hereby added to the Registration Rights Agreement, following Section 12(n), as follows:

“12(o) Stockholders Agreement.  This Agreement is subject to Section 3.1 of the Stockholders Agreement”.

3.                                       Counterparts.  This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Amendment.

4.                                       Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

5.                                       Continuing Effect of Registration Rights Agreement.  Except as amended hereby, the Registration Rights Agreement is hereby confirmed and ratified and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment by their authorized representatives as of the date first above written.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Paul J. Siracusa
Name: Paul J. Siracusa
Title: Executive Vice President and Chief Financial Officer

CLAYTON, DUBILIER & RICE FUND VII, L.P.
By:	CD&R Associates VII, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President

CDR CCMG CO-INVESTOR L.P.
By:	CDR CCMG Co-Investor GP Limited, its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Director

CD&R PARALLEL FUND VII, L.P.
By:	CD&R Parallel Fund Associates VII, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President

CARLYLE PARTNERS IV, L.P.
By:	TC Group IV, L.P., its general partner
	By:	TC Group IV, L.L.C., its general partner
	By:	TC Group, L.L.C., its sole member
	By:	TCG Holdings, L.L.C., its managing member

By:	/s/ John F. Harris
Name: John F. Harris
Title: Managing Director

CP IV COINVESTMENT, L.P.
By:	TC Group IV, L.P., its general partner
	By:	TC Group IV, L.L.C., its general partner
	By:	TC Group, L.L.C., its sole member
	By:	TCG Holdings, L.L.C., its managing member

By:	/s/ John F. Harris
Name: John F. Harris
Title: Managing Director

CEP II U.S. INVESTMENTS, L.P.
By:	CEP II GP, L.P., its general partner
By: Carlyle Investment GP Corp., its general partner

By:	/s/ John F. Harris
Name: John F. Harris
Title: Director

CEP II PARTICIPATIONS S.à.r.l SICAR

By:	/s/ John F. Harris
Name: John F. Harris
Title: Manager

By:	/s/ Christopher Finn
Name: Christopher Finn
Title: Manager

ML GLOBAL PRIVATE EQUITY FUND, L.P.
By:	MLGPE LTD, its general partner

By:	/s/ George A. Bitar
Name: George A. Bitar
Title: Managing Director

MERRILL LYNCH VENTURES L.P. 2001
By:	Merrill Lynch Ventures, LLC, its general partner

By:	/s/ George A. Bitar
Name: George A. Bitar
Title: Executive Vice President

ML HERTZ CO-INVESTOR, L.P.
By:	ML Hertz Co-Investor GP, L.L.C., its general partner
	By:	ML Global Private Equity Fund, L.P., as sole member
	By:	MLGPE LTD, its general partner

By:	/s/ George A. Bitar
Name: George A. Bitar
Title: Managing Director

CMC-HERTZ PARTNERS, L.P.
By:	CMC-Hertz General Partner, L.L.C., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Managing Director